NSAR ITEM 77O.2

                                 VKAC Value Fund
                               10f-3 Transactions

UNDERWRITING #                UNDERWRITING                  PURCHASED FROM

       1           Friede Goldman International Inc.       Jefferies & Co.
       2                Eagle Geophysical, Inc.         Prudential Securities



UNDERWRITING #     AMOUNT OF SHARES    % OF UNDERWRITING    DATE OF PURCHASE
                       PURCHASED
       1                  100                  0.002%          07/21/97
       2                2,800                  0.048%          08/05/97




Other Firms participating in Underwriting:

Underwriting for #1

Bear, Stearns & Co., Inc.
Johnson Rice & Company LLC
Alex, Brown & Sons Incorporated
Credit Lyonnaise Securities Inc.
Credit Suisse First Boston Corporation
Deutsche Morgan Grenfell Inc.
Donaldson, Lufkin & Jenrette Securities Corp.
A.G. Edwards & Sons, Inc.
Goldman Sachs & Co.
Lazard Freres & Co. LLC
Lehman Brothers Inc.
Merrill Lynch, Inc.
Morgan Stanley & Co., Inc.
Oppenheimer & Co., Inc.
PaineWebber Incorporated
Prudential Securities Incorporated
Salomon Brothers Inc.
Schroder Wertheim & Co. Incorporated
Smith Barney Inc.
Fahnestock & Co., Inc.
First Albany Corporation
First of Michigan Corporation
Legg Mason Wood Walker Inc.
Morgan Keegan & Company, Inc.
Petrie Parkman & Co.
Rauscher Pierce Refsnes, Inc.
Raymond James & Associates, Inc.
The Robinson-Humphrey Company, Inc.

Underwriting for #2

Prudential Securities Incorporated
Simmons & Company International
Bear, Stearns & Co., Inc.
Alex, Brown & Sons Incorporated
Credit Suisse First Boston Corporation


Underwriting for #2 (con't)

Dillon, Read & Co., Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
A.G. Edwards & Sons, Inc.
Goldman, Sachs & Co.
Howard, Weil, Labouisse, Friedrichs Incorporated
Jefferies & Company, Inc.
Lehman Brothers Inc.
Merrill Lynch, Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co., Inc.
Oppenheimer & Co., Inc.
PaineWebber Incorporated
Salomon Brothers Inc.
Smith Barney Inc.
J.C. Bradford & Co.
Crowell, Weedon & Co.
Fahnestock & Co., Inc.
First Albany Corporation
Furman Selz LLC
McDonald & Company Securities, Inc.
Morgan Keegan & Company, Inc.
Petrie Parkman & Co.
Principal Financial Securities, Inc.
Rauscher Pierce Refsnes, Inc.
Raymond James & Associates, Inc.
The Robinson-Humphrey Company, Inc.
Sutro & Co. Incorporated
Tucker Anthony Incorporated
George K. Baum & Company
Burnham Securities Inc.
Hanifen, Imhoff Inc.
Harris Webb & Garrison Inc.
Hoak Breedlove Wesneski & Co.
Edward D. Jones & Co., LP
Robotti & Company Inc.
Rodmkan & Renshaw, Inc.
The Seidler Companies Incorporated
Southcoast Capital Corporation



Underwriting for #2 (con't)

Southwest Securities, Inc.
Van Kasper & Company
The Williams Capital Group, LP